UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 600-700, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 315-4600

Frequency Therapeutics, Inc.

75 Hayden Avenue, Suite 300

Lexington, MA 02421

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of our wholly-owned subsidiary, Korro Bio Ops, Inc. (formerly known as Korro Bio, Inc.), a Delaware corporation, or Legacy Korro, effectively became our agreements.

Subscription Agreement

Concurrently with the execution and delivery of the Agreement and Plan of Merger, dated as of July 14, 2023, or the Merger Agreement, by and among Frequency Therapeutics, Inc., or Frequency, its, wholly-owned subsidiary Frequency Merger Sub, Inc., a Delaware corporation, or Merger Sub, and Legacy Korro, Legacy Korro entered into a subscription agreement with a number of accredited investors. Immediately prior to consummation of the Merger, Legacy Korro issued and sold an aggregate of 42,176,255 shares of its common stock at a purchase price of approximately $2.78 per share, for an aggregate purchase price of approximately $117.3 million. We refer to this as the pre-closing financing.

The sale of the shares of Legacy Korro common stock pursuant to the subscription agreement the pre-closing financing was not registered under the Securities Act of 1933, as amended, or the Securities Act, and was exempt from registration pursuant to Section 4(a)(2) thereunder as a transaction not involving a public offering.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the subscription agreement, on July 14, 2023, Legacy Korro and the purchasers in the pre-closing financing entered into a registration rights agreement. Under such agreement, among other things, we agreed to register for resale certain shares of our common stock held by such investors from time to time, including shares of our common stock issued in the Merger in exchange for shares of Legacy Korro common stock issued in Legacy Korro’s private placement that closed immediately prior to the closing of the Merger.

Pursuant to the registration rights agreement, we agreed to prepare and file a shelf registration statement covering the resale of covered shares of our common stock within three business days of the closing of the Merger pursuant to Rule 415 of the Securities Act of 1933, as amended, or the Securities Act. We also agreed to use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 of the Securities Act, or Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144, and (b) five years after the date of the registration rights agreement. The registration rights agreement also provides that we will pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the registration rights agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Contingent Value Rights Agreement

On November 3, 2023, we entered into a contingent value rights, or CVR, agreement with Computershare Trust Company, N.A. and Computershare Inc., collectively as rights agent providing for the payment of certain contingent cash payments equal to the net amount (calculated in accordance with GAAP consistently applied) of proceeds actually received by us or our subsidiaries after the end of each fiscal quarter following the first anniversary of the closing of the Merger related to the disposition of assets related to our former multiple sclerosis, or MS, programs, with the time periods and subject to deductions as provided therein.

The CVRs may not be transferred, pledged, hypothecated, encumbered, assigned or otherwise disposed of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), in whole or in part, subject to certain limited exceptions specified in the CVR agreement, and are not evidenced by a certificate or any other instrument. The CVRs do not have any voting or dividend rights, nor represent any equity or ownership interest, and s interest will not accrue on any amounts payable in respect of the CVRs.

We fixed November 2, 2023 as the record date for distribution of the CVRs, which date was the close of business on the last business day prior to the effective time of the Merger, and the payment date for the CVRs is November 8, 2023, the date that is three business days after the effective time of the Merger.

The foregoing description of the CVR agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Lock-Up Agreements

In connection with the closing of the Merger, we entered into lock-up agreements with certain of our stockholders, directors and executive officers, including Ram Aiyar, Vineet Agarwal, Steve Colletti, Todd Chappell, Shelby Walker, Nessan Bermingham, Ali Behbahani, Jean-Francois Formela, David Lucchino, which restrict transfer of their shares (other than any shares acquired in Legacy Korro’s pre-closing financing) for a period of 180 days following the closing date, subject to certain limited exceptions.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Merger, on November 3, 2023 we entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advancement of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service as an officer or director of our company, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are filed hereto as Exhibits 10.6 and 10.7 and incorporated herein by reference.

Lease Agreement

On August 10, 2020, Legacy Korro entered into an operating lease agreement, or the OKS Building 600/700 Lease, to occupy 12,165 square feet oflaboratory and office space at One Kendall Square in Cambridge, Massachusetts. Legacy Korro amended the OKS Building 600/700 Lease to lease additional space at OKS Building 1400, or the OKS Facility Lease, and occupies 22,561 square feet of laboratory and office space. The OKS Facility Lease was further amended on October 20, 2023 to extend the lease term to September 30, 2024.

The foregoing description of the lease agreement is qualified in its entirety by the full text of the lease agreement which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 3, 2023, we completed the previously announced business combination with Legacy Korro in accordance with the terms of the Merger Agreement, pursuant to which, among other matters, Merger Sub merged with and into Legacy Korro, with Legacy Korro surviving as our wholly owned subsidiary (such business combination, the Merger). In connection with the completion of the Merger, we changed our name from “Frequency Therapeutics, Inc.” to “Korro Bio, Inc.”, and our business became primarily the business conducted by Legacy Korro. We are now a biopharmaceutical company with a mission to discover, develop and commercialize a new class of genetic medicines based on editing RNA, enabling treatment of both rare and highly prevalent diseases. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code.

Immediately prior to the effective time of the Merger, we effected a 1-for-50 reverse stock split of our common stock. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the reverse stock split.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Legacy Korro preferred stock was converted into a share of Legacy Korro common stock. At the effective time of the Merger, we issued (or reserved for issuance upon exercise of options assumed in the Merger) an aggregate of approximately 7,848,776 shares of our common stock to Legacy Korro securityholders (before eliminating fractions), calculated as provided in the Merger Agreement, or the Exchange, resulting in approximately 8,001,283 shares of our common stock being issued and outstanding immediately following the effective time of the Merger. This number includes shares of our common stock that we issued upon vesting and settlement of certain outstanding equity awards at the effective time of the Merger.

Immediately following the completion of the Merger, our securityholders as of immediately prior to the Merger owned approximately 9% of our outstanding shares of common stock on a fully diluted basis and Legacy Korro’s securityholders, including those securityholders who purchased shares in Legacy Korro’s pre-closing financing, owned approximately 91% of our outstanding shares on a fully diluted basis.

Upon closing of the Merger, we assumed the Legacy Korro 2019 Stock Incentive Plan, or the Legacy Korro Plan, and each outstanding and unexercised option to purchase Legacy Korro shares at such time, each of which converted into an option to purchase shares of our common stock, with necessary adjustments to the number of shares and exercise price to reflect the exchange ratio. In addition, upon the closing of the Merger, we assumed each outstanding and unexercised warrant to purchase Legacy Korro shares at such time, each of which converted into a warrant to purchase shares of our common stock, with necessary adjustments to the number of shares and exercise price to reflect the Exchange.

We registered the issuance of our common stock to Legacy Korro’s securityholders in the Merger on a Registration Statement on Form S-4, as amended (SEC File No. 333-267276).

Effective November 6, 2023, our common stock is expected to begin trading on The Nasdaq Capital Market on a post-reverse stock split, post-Merger basis under the ticker symbol “KRRO,” and is now represented by a new CUSIP number, 500946108.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The unaudited condensed financial statements of Legacy Korro for the nine months ended September 30, 2023 and 2022 and the related notes thereto are filed as Exhibit 99.5 hereto and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Korro for the nine months ended September 30, 2023 and 2022 is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Certain unaudited pro forma condensed combined financial information is filed as Exhibit 99.7 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

We held our 2023 annual meeting of stockholders on November 3, 2023, or the Annual Meeting. At the Annual Meeting, our stockholders approved an amendment to our restated certificate of incorporation, or Charter, to effect the reverse stock split. Following the Annual Meeting, our Board of Directors, or the Board, approved the combination of our outstanding shares of common stock at a ratio of 1:50. We filed a certificate of amendment to the Charter with the Secretary of State of the State of Delaware on November 3, 2023, which took effect upon filing, and following which each 50 shares of common stock issued and outstanding immediately prior thereto were automatically reclassified, combined, converted and changed into one share of our common stock. Immediately following the reverse stock split, there were approximately 738,526 shares of our common stock issued and outstanding before eliminating fractional shares.

We did not issue any fractional shares as a result of the reverse stock split. Instead, any stockholder who would otherwise have been entitled to a fractional share as a result of the reverse stock split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of common stock multiplied by the closing trading price of a share of our common stock on The Nasdaq Stock Market LLC on November 2, 2023, the last trading day immediately prior to the date on which the effective time of the reverse stock split occurred. The par value per share of common stock and the number of shares of authorized common stock remain unchanged.

On November 3, 2023, we filed a second certificate of amendment to the Charter with the Secretary of State of the State of Delaware to change our name to “Korro Bio, Inc.”, which name change was effective upon filing.

The foregoing descriptions of the certificate of amendments to the Charter do not purport to be complete and are qualified in their entirety by reference to the full text of such amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 respectively, hereto and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

RSM US LLP, or RSM, served as our independent registered public accounting firm prior to completion of the Merger. On November 3, 2023, following the completion of the Merger, RSM was dismissed as our independent registered public accounting firm. The decision to dismiss RSM was approved by the Audit Committee of the Board.

The reports of RSM on our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and the subsequent period from January 1, 2023 to November 3, 2023, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided RSM with a copy of the disclosures made in this Item 4.01 and requested RSM to furnish us with a letter addressed to the Securities and Exchange Commission, or SEC, stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of RSM’s letter to the SEC dated November 6, 2023 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

Ernst & Young LLP, or E&Y, served as the independent registered public accounting firm of Legacy Korro prior to the completion of the Merger. On November 3, 2023, following the completion of the Merger, the Audit Committee of the Board approved the appointment of E&Y as our independent registered public accounting firm.

During our two most recent fiscal years and the subsequent period from January 1, 2023 to November 3, 2023, we did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Executive Officers

In accordance with the Merger Agreement, immediately prior to the Merger, Timothy J. Barberich, Cynthia L. Feldmann, Michael Huang and Robert S. Langer resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with our company relating to our operations, policies or practices.

Immediately after closing of the Merger, David Lucchino, resigned as our President and Chief Executive Officer and principal executive officer.

Appointment of Directors

Effective upon the closing of the Merger on November 3, 2023, the Board was reconstituted as follows: (i) David L. Lucchino (designated by Frequency), (ii) Ram Aiyar, Ali Behbahani, Nessan Bermingham and Jean-Francois Formela (designated by Legacy Korro) and (iii) Timothy Pearson (designated by mutual agreement), with one vacancy for an additional independent director once identified. The classification of the Board of Directors was confirmed as follows: with Dr. Bermingham joining Mr. Lucchino in Class I (terms expire at our 2026 annual meeting), Dr. Behbahani and Mr. Pearson were appointed as Class II directors (terms expire at our 2024 annual meeting), and Dr. Aiyar and Dr. Formela were appointed as Class III directors (terms expire at our 2025 annual meeting). In addition, Nessan Bermingham was appointed Chairperson of the Board.

Immediately after the closing of the Merger on November 3, 2023, the Board reconstituted its various standing committees as follows:

Audit Committee

Mr. Pearson, Dr. Bermingham and Dr. Formela were appointed to the Audit Committee of the Board. Mr. Pearson was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Dr. Bermingham, Dr. Behbahani and Mr. Pearson were appointed to the Compensation Committee of the Board. Dr. Bermingham was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Dr. Behbahani and Dr. Formela were appointed to the Nominating and Corporate Governance Committee of the Board. Dr. Behbahani was appointed chair of the Nominating and Corporate Governance Committee.

Ram Aiyar, Ph.D., M.B.A. Dr. Aiyar has served as our Chief Executive Officer and a director since completion of the Merger. Dr. Aiyar previously served as Chief Executive Officer and as a director of Legacy Korro since November 2020, and has served as its President since November 2021. Prior to joining Legacy Korro, Dr. Aiyar co-founded Corvidia Therapeutics, Inc. and most recently served its as Chief Financial Officer from January 2020 to November 2020 and Executive Vice President, Corporate and Business Development from February 2016 to November 2020. Prior to that, Dr. Aiyar held leadership roles in corporate development, product development, management, research, finance and strategy at BeneVir BioPharma, Inc., BioHealth Innovation, Inc., FlowMetric, Inc., Sofinnova Partners, J.P. Morgan Chase and Johnson & Johnson Pharmaceuticals (NYSE:JNJ). Dr. Aiyar is a co-founder and director of Protean Bio, Inc., a director of Triveni Bio, Inc. and a past director of Avidea Technologies, Inc. Dr. Aiyar holds an M.B.A. in finance and business strategy from INSEAD (France/Singapore), an M.S. in computer engineering and a Ph.D. in electrical and computer engineering from Drexel University, and a B.E. in electronics engineering from Mumbai University. Dr. Aiyar is qualified to serve on the Board because of his significant operational and senior management experience in the biopharmaceutical industry.

Nessan Bermingham, Ph.D. Dr. Bermingham, one of Legacy Korro’s co-founders, has served as Chairperson of the Board since completion of the Merger, and previously served as Legacy Korro’s Chairman and on its board of directors since November 2021, and previously served as its President and Executive Chairman from November 2018 to November 2021. Dr. Bermingham has been an Operating Partner at Khosla Ventures since December 2021 and has served as Interim Chief Executive Officer of Everyone Medicines since October 2022. Previously, he co-founded and served as President and Chief Executive Officer of Triplet Therapeutics from November 2018 until July 2021. Dr. Bermingham was also a Venture Partner at Atlas Venture from February 2018 until July 2021. Dr. Bermingham also served as Interim Chief Executive Officer of Liberate Bio from October 2022 until February 2023. Prior to that role, Dr. Bermingham co-founded and served as President and Chief Executive Officer of Intellia Therapeutics (Nasdaq:NTLA) from 2014 to 2017. Dr. Bermingham currently serves on the boards of directors of a number of private companies and previously served on the board of Xilio Therapeutics (Nasdaq:XLO). He also previously served as the chair of the board of F-Star Therapeutics prior to its reverse merger and subsequent to its acquisition as a public company, and served on the boards of several private companies. Dr. Bermingham holds a bachelor’s degree in genetics from Queen’s University Belfast and a Ph.D. in molecular biology from Imperial College London, and was a Howard Hughes Associate Fellow at Baylor College of Medicine. Dr. Bermingham is qualified to serve on the Board because of his significant leadership and investment experience in the biotech industry.

Jean-Francois Formela, M.D., M.B.A. Dr. Formela, one of Legacy Korro’s co-founders, has served as a member of the Board since completion of the Merger, and previously served on Legacy Korro’s board of directors since November 2018. Dr. Formela is currently a partner at Atlas Venture, a life sciences-focused venture capital firm, which he joined in 1993. Dr. Formela is a co-founder and director of IFM Therapeutics, and serves as a director of Ikena Oncology, Inc. (Nasdaq:IKNA), as well as a director of the following private companies: Scorpion Therapeutics, Inc., Sail Bio, Inc., Triveni Bio, Inc. and Travin Bio, Inc. Dr. Formela also previously served as a director of Intellia Therapeutics, Inc. (Nasdaq:NTLA), Spero Therapeutics (Nasdaq:SPRO) and several private companies. Dr. Formela is a member of the Mass General Brigham Innovation Advisory Board and a former trustee of the Boston Institute of Contemporary Art. Dr. Formela began his career as a physician practicing emergency medicine at Necker University Hospital in Paris. He holds an M.D. from the Paris University School of Medicine and an M.B.A. from Columbia University. Dr. Formela’s experience as an investor and board member in the life sciences industry, as well as his scientific and medical knowledge, provides him with the qualifications and skills to serve on the Board.

Ali Behbahani, M.D., M.B.A. Dr. Behbahani has served on the Board since completion of the Merger, and previously served as a member of Legacy Korro’s board of directors since August 2019. Dr. Behbahani joined New Enterprise Associates, Inc., or NEA, in 2007 and is a General Partner on the healthcare team.

He previously held positions at The Medicines Company, Morgan Stanley Venture Partners and Lehman Brothers. Dr. Behbahani has served as a member of the board of directors of Monte Rosa Therapeutics, Inc. (Nasdaq:GLUE) since April 2020, Black Diamond Therapeutics (Nasdaq:BDTX) since December 2018, Nkarta, Inc. (Nasdaq:NKTX) since August 2015, CRISPR Therapeutics AG (Nasdaq:CRSP) since April 2015, Arcellx, Inc. (Nasdaq:ACLX) since February 2015, Adaptimmune Therapeutics Plc (Nasdaq:ADAP) since September 2014, CVRx, Inc. (Nasdaq:CVRX) since July 2013, Minerva Surgical, Inc. (Nasdaq:UTRS) since May 2011, and was on the board of Nevro Corp. (NYSE:NVRO) from August 2014 to March 2019, Genocea Biosciences (Nasdaq:GNCA) from February 2018 to May 2022, and Oyster Point Pharma (Nasdaq:OYST) from July 2017 to January 2023. He also serves on a number of private company boards. Dr. Behbahani holds a B.S. in biomedical engineering, electrical engineering and chemistry from Duke University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.D. from the University of Pennsylvania School of Medicine. Dr. Behbahani is qualified to serve on the Board because of his extensive experience as a public company director and investor in the biotech industry.

Timothy R. Pearson. Mr. Pearson has served on the Board since completion of the Merger, and has served as the Chief Executive Officer of Carrick Therapeutics, a privately held oncology company, since July 2019. Mr. Pearson served as an Executive Vice President and the Chief Financial Officer of TESARO, Inc., an oncology-focused biopharmaceutical company, from 2014 until its acquisition by GlaxoSmithKline in February 2019. He served as an Executive Vice President, Chief Financial Officer and Treasurer of Catalyst Health Solutions, a publicly held pharmacy benefit management company, from 2011 until its acquisition by SXC Health Solutions in 2012. Prior to joining Catalyst Health Solutions, Mr. Pearson served as the Chief Financial Officer and Executive Vice President of MedImmune, Inc. Mr. Pearson has served on the board of directors of GlycoMimetics, Inc. (Nasdaq:GLYC) since 2014 and as its chairperson since 2019. He previously served on the board of directors of Ra Pharmaceuticals, Inc., a publicly held biopharmaceutical company until its acquisition by UCB in April 2020. Mr. Pearson is a Certified Public Accountant and holds dual B.S. degrees in business administration from the University of Delaware and in accounting from the University of Maryland, University College, as well as an M.S. degree in finance from Loyola College. Mr. Pearson is qualified to serve on the Board because of his experience in the biopharmaceutical industry and his expertise in accounting and finance, strategic planning and leadership of complex organizations, and human capital management.

David L. Lucchino previously served as our President and Chief Executive Officer through completion of the Merger and has also served on the Board, each since November 2014 and was a co-founder of Frequency with Dr. Robert S. Langer and Dr. Christopher R. Loose. From December 2014 until June 2016, Mr. Lucchino served as the President of Entrega Bio, a biotechnology company focused on oral drug delivery technology. Prior to that, Mr. Lucchino cofounded Semprus BioSciences, or Semprus, a biotechnology company, and served as its President and Chief Executive Officer from June 2007 to June 2012. Mr. Lucchino oversaw the development of Semprus’ lead medical product, which received FDA clearance in 2012. Semprus was acquired by Teleflex, Inc., or Teleflex, in June 2012. Prior to Semprus, Mr. Lucchino worked at the investment firm Polaris Partners. He started his biotech career by Co-Founding LaunchCyte, an investment firm where he was also a Managing Director. Mr. Lucchino is the past chairman of the board of directors of MassBio, a nonprofit organization that represents over 1,500 life science firms and provides services and support for the biotechnology industry in Massachusetts. He is a member of the College of Fellows of the American Institute for Medical and Biological Engineering and was appointed by Massachusetts’ Governor Charlie Baker as a member of the Commonwealth’s STEM Advisory Council. Mr. Lucchino also served as a trustee of Mt. Auburn Hospital, a Harvard Medical School facility for fifteen years, a trustee of the Multiple Myeloma Research Foundation, and a member of the Board of NOLS (The National Outdoor Leadership School). Mr. Lucchino holds an MBA from the Massachusetts Institute of Technology’s Sloan School of Management, an M.S. from the Newhouse School of Journalism at Syracuse University, and a B.A. in Philosophy and Religious Studies from Denison University. Mr. Lucchino is qualified to continue to serve on the Board because of his extensive management experience in the biotechnology and pharmaceutical industry.

Non-Employee Director Compensation

Following the closing of the Merger, each non-employee director will receive compensation for his or her service on the Board in accordance with our non-employee director compensation policy, which was amended and restated in connection with the closing of the Merger and now provides for the following cash and equity retainers:

•	an annual cash retainer of $40,000 for members of the Board of Directors (or $70,000 for the chair of the Board of Directors);

•	an additional annual cash retainer of $7,500 for service on the Audit Committee (or $15,000 for service as chair of the Audit Committee);

•	an additional annual cash retainer of $5,000 for service on the Compensation Committee (or $10,000 for service as chair of the Compensation Committee); and

•	an additional annual cash retainer of $4,000 for service on the Nominating and Corporate Governance Committee (or $8,000 for service as chair of the Nominating and Corporate Governance Committee).

In addition, upon initial election or appointment, each new non-employee director will be granted a non-statutory stock option with a value of up to $300,000 (as determined in accordance with the policy and provided, that the maximum number of shares of our common stock subject to each such option shall be 16,000 shares). The initial grant will vest in substantially equal annual installments over three years, subject to continued service through the applicable vesting date. On the date of each annual meeting of stockholders, each non-employee director who has been serving as a non-employee director for at least six months as of such date and will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option with a value of $150,000 (provided, that the maximum number of shares of our common stock subject to each such option shall be 8,000 shares). The annual grants will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to continued service through the applicable vesting date. These director grants are subject to full accelerated vesting upon the sale of our company. All of the foregoing stock options will be granted with a per share exercise price equal to the fair market value of a share of our common stock on the grant date have a 10 year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for services as a director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the full text of such policy, a copy of which is filed hereto as Exhibit 10.11 and is incorporated herein by reference.

Appointment of Executive Officers

On November 3, 2023, the Board appointed Ram Aiyar as our President and Chief Executive Officer and principal executive officer, Vineet Agarwal as our Treasurer and Chief Financial Officer and principal financial officer and principal accounting officer, Steve Colletti as our Chief Scientific Officer, Todd Chappell as our Chief Operating Officer and Shelby Walker as our General Counsel and Corporate Secretary.

There are no family relationships among any of our newly appointed executive officers. None of our newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ram Aiyar, Ph.D., M.B.A. Dr. Aiyar’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Vineet Agarwal, M.B.A. Mr. Agarwal served as Chief Financial Officer since the Merger and previously served as Chief Financial Officer of Legacy Korro since May 2021. Prior to joining Korro Bio, Mr. Agarwal joined J.P. Morgan Chase & Co. In 2007 and advised healthcare companies on merger & acquisitions, capital raising and strategic initiatives. Mr. Agarwal served as Executive Director, Biotech Investment Banking at J.P. Morgan Chase & Co. from January 2019 until May 2021 and as Vice President, Biotech Investment Banking from January 2016 until January 2019. Mr. Agarwal previously served in numerous leadership roles at J.P. Morgan Chase & Co. across different countries. Mr. Agarwal holds an M.B.A. from the Institute of Management Technology, India, and a Bachelor’s degree in finance from Shri Ram College of Commerce, India.

Steve Colletti, Ph.D. Dr. Colletti served as Chief Scientific Officer since the Merger and previously served as Chief Scientific Officer of Legacy Korro since February 2023. Dr. Colletti most recently served as Senior Vice President of Drug Discovery Research and Development at Zymergen, Inc. from May 2021 to January 2023. Prior to this role, he served as Chief Scientific Officer of Lodo Therapeutics from March 2020 to May 2021 and as Senior Vice President, Head of Research and Development from September 2018 to March 2020. He previously held multiple leadership roles at Merck (NYSE:MRK), including in small molecule, natural products, oligonucleotide, peptide and fusion protein bioconjugate drug discovery, targeting programs in cardiovascular and respiratory disease, diabetes and obesity, immunological disorders, infectious diseases, neuroscience and oncology. Also at Merck, Dr. Colletti built and led the RNA Therapeutics Medicinal Chemistry department and was a core member of multiple development teams responsible for discovering more than a dozen preclinical candidates and advancing them to clinical development. Dr. Colletti is an inventor and author of over 130 patents and publications. Dr. Colletti holds a Ph.D. in chemistry from Boston University and a B.S. in chemistry from Loyola University, and was a National Institutes of Health postdoctoral fellow in chemistry at the Scripps Research Institute.

Todd Chappell, M.B.A. Mr. Chappell has served as Chief Operating Officer since the Merger and previously served as Chief Operating Officer of Legacy Korro since August 2023 and previously served as Senior Vice President, Strategy and Portfolio Planning of Korro Bio from March 2021. Before joining Korro Bio, Mr. Chappell served as Chief Executive Officer of Rasio Therapeutics, Inc. from June 2019 until March 2021. Prior to this role, he served as Chief Executive Officer of Perceptive Navigation, LLC from June 2015 until May 2019. Mr. Chappell previously managed a portfolio of start-up pharmaceutical and medical device companies as an entrepreneur-in-residence at BioHealth Innovation, Inc. Prior to that, Mr. Chappell was a Vice President of Operations at Shape Pharmaceuticals, Inc., a portfolio company of HealthCare Ventures, LLC, where he oversaw all day-to-day operations for the development of a novel HDAC inhibitor for cutaneous t-cell lymphoma. Prior to this role, Mr. Chappell was an Executive Director of New Products at CombinatoRx, Inc., where he led the advancement of three programs from assay stage into human clinical studies. Mr. Chappell holds an M.B.A. from Boston University and a B.S. in biology from the University of California, Los Angeles.

Shelby J. Walker, M.S., J.D. Ms. Walker has served as Senior Vice President, General Counsel and Corporate Secretary since the Merger and previously served as Senior Vice President, General Counsel and Corporate Secretary of Legacy Korro since May 2023. Ms. Walker most recently served as Senior Vice President and Head of Intellectual Property at CRISPR Therapeutics (Nasdaq:CRSP) from March 2018 to April 2023. She previously served as General Counsel at Ginkgo Bioworks, a synthetic biology company, from May 2016 to March 2018. Prior to this role, she served as Vice President, Associate General Counsel and Chief Intellectual Property Counsel at Dyax Corporation, and previously held intellectual property leadership roles at Novo Nordisk (NYSE:NVO) and ZymoGenetics. Ms. Walker holds a J.D. and L.L.M. in intellectual property law from the University of New Hampshire School of Law, master’s degrees in biotechnology and regulatory science from Johns Hopkins University, and a B.S. in biotechnology from Worcester Polytechnic Institute.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K regarding the Indemnification Agreements is incorporated herein by reference.

2019 Stock Incentive Plan

We assumed, effective as of the closing of the Merger, the 2019 Stock Incentive Plan of Legacy Korro, or the 2019 Plan, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the 2019 Plan.

Senior Executive Cash Incentive Bonus Plan

On November 3, 2023, we adopted a Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by the Compensation Committee. The performance targets may be related to financial and operational measures or objectives with respect to us and/or any of our subsidiaries, or corporate performance goals, as well as individual performance objectives.

The Compensation Committee may select corporate performance goals from among the following: developmental, publication, clinical or regulatory milestones; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; economic value-added; acquisitions, licenses, or strategic transactions; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; total shareholder return; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention, and recruiting and other human resources matters; operating income and/or net annual recurring revenue; or any other performance goal selected by the Compensation Committee, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (as applicable).

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each executive officer at the beginning of each performance period. The corporate performance goals will be measured at the end of each performance period. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but no later than two and one-half months after the end of the fiscal year in which such performance period ends, unless otherwise determined by the Compensation Committee. Subject to the rights contained in any agreement between the executive officer and us or unless otherwise determined by the Compensation Committee, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan will also permit the Compensation Committee to approve additional bonuses to executive officers in its sole discretion.

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is filed hereto as Exhibit 10.12 and is incorporated herein by reference.

Closing Option Grants and Special Transaction Bonuses

In connection with the closing of the Merger, the Compensation Committee approved and the Board approved upon such recommendation certain option grants to certain of our employees, including Ram Aiyar (our new Chief Executive Officer and principal executive officer) and Vineet Agarwal (our new Chief Financial Officer and principal financial officer and principal accounting officer). As a result, on November 3, 2023, Mr. Aiyar received an option grant to purchase 156,760 shares of our common stock and Mr. Agarwal received an option grant to purchase 46,547 shares of our common stock, each with an exercise price per share equal to the closing price per share of our common stock as reported on The Nasdaq Capital Market on such date (as adjusted for the 1-for-50 reverse stock split of our common stock effected on such date). The shares subject to the option grant will vest in equal monthly installments over four years, in each case subject to the recipient’s continuous service through the applicable vesting dates, such that the options are vested in full on the four-year anniversary of the grant date. In connection with the closing of the Merger, the Compensation Committee also approved special one-time lump sum transaction cash bonuses for key employees, including $250,000 for Mr. Agarwal.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board amended and restated our Code of Conduct and Ethics. This code applies to all directors, officers and employees and addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. The provisions of the code are intended to reflect current best practices and enhance our personnel’s understanding of our standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

The full text of the code will be posted on our website at www.korrobio.com. We intend to disclose any amendments to the code, or any waivers, on our website to the extent required by applicable rules. The Audit Committee of the Board is responsible for applying and interpreting the code in situations where questions are presented to it. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be a part hereof for any purpose.

The newly adopted code did not result in any explicit or implicit waiver of any provision of the pre-Merger code of conduct and ethics. The foregoing description of the code does not purport to be complete and is qualified in its entirety by the full text of the code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 3, 2023, we held the Annual Meeting. A total of 24,051,460 shares of our common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 65.1% of our outstanding common stock as of the September 28, 2023 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in our prospectus and definitive proxy statement filed with the SEC on September 29, 2023.

Proposal 1 - Approval of the issuance of common stock in the Merger and the change in control resulting from the Merger.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
11,505,632	383,292	225,014	11,937,522

Proposal 2 - Approval of the amendment to the Charter effecting the reverse stock split.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
22,748,459	1,021,963	281,038	0

Proposal 3 - Election of one Class I director to serve until the 2026 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
David L. Lucchino	9,100,124	3,013,814	11,937,522

Proposal 4 - Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
23,049,119	329,237	673,104	0

Proposal 5 - Approval of the Korro Bio, Inc. 2023 Stock Option and Incentive Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
6,321,270	5,464,618	328,050	11,937,522

Proposal 6 - Approval of the Korro Bio, Inc. 2023 Employee Stock Purchase Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
8,145,970	3,641,499	326,369	11,937,522

Proposal 7 - Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 1 and 2.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
10,980,682	808,960	324,296	11,937,522

Based on the foregoing votes, the issuance of common stock in the Merger and the change in control resulting from the Merger, the amendment to the restated Certificate of Incorporation effecting the reverse stock split, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023, the Korro Bio, Inc. 2023 Stock Option and Incentive Plan and the Korro Bio, Inc. 2023 Employee Stock Purchase Plan were all approved. Additionally, David L. Lucchino was elected as a Class I director. Although Proposal 7 was approved, adjournment of the Annual Meeting was not necessary or appropriate because our stockholders approved Proposals 1 and 2.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2023, we issued a press release announcing, among other things, the closing of the Merger, which we subsequently updated. The updated press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning our company. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to recognize the benefits of the Merger;

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	our strategy;

•	our cash runway and ability to reach data inflection points;

•	the therapeutic and commercial potential of our product candidates;

•	our research and development and other expenses;

•	our ability to comply with, and the impact of, regulatory requirements, obligations and restrictions on our business and operations;

•

our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others, including our ability to obtain and maintain rights to the technologies required to develop and commercialize our product candidates;

•	competitive developments, including the impact on our competitive position of rival products and product candidates and our ability to meet such competition; and

•	our ability to manage the growth of our business.

These forward-looking statements are based on information available to us at the time of this Current Report on Form 8-K or the document incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	We have incurred significant losses since inception and expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

•	There is substantial doubt about our ability to continue as a going concern.

•	Expectations regarding our cash runway and ability to reach data inflection points are based on numerous assumptions that may prove to be untrue.

•	We may be required to raise capital sooner than anticipated and our exposure to certain contingent liabilities and contractual obligations may be greater than anticipated.

•	We have never generated revenue from product sales and may never become profitable.

•

We will need substantial additional funding. If we are unable to raise capital when needed, we will be forced to delay, reduce, eliminate or prioritize among our research and development programs or future commercialization efforts.

•

The gene editing field and RNA editing in particular is relatively new and is evolving rapidly. We are very early in our development efforts and may not be successful in identifying and developing product candidates. It will be many years before we or our collaborators commercialize a product candidate or generate any revenues, if ever. Additionally, other gene editing technologies may be discovered that provide significant advantages over RNA editing, which could materially harm our business.

•

RNA editing is a novel technology that is not yet clinically validated for human therapeutic use. The approaches we take to discover and develop novel therapeutics are unproven and may never lead to marketable products.

•

We are very early in our development efforts, and our preclinical studies and clinical trials may not be successful. If we are unable to commercialize our product candidates or experience significant delays in doing so, our business will be materially harmed.

•	Any product candidates we develop may fail in preclinical or clinical development or be delayed to a point where they do not become commercially viable.

•	If we are not able to obtain or protect intellectual property rights related to any of our product candidates, development and commercialization of our product candidates may be adversely affected.

•

The market price of our common stock is expected to be volatile, the market price of the common stock may drop following the Merger and an active trading market for our common stock may not develop and our stockholders may not be able to resell their shares of common stock for a profit, if at all.

•	The assets subject to the CVR Agreement are not disposed of in a timely manner, we may have to incur time and resources to wind down or dispose of such assets.

•

Provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult and may discourage any takeover attempts that stockholders may consider favorable, and may lead to entrenchment of management.

•	Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to our stockholders for approval.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results or events may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You should read this Current Report on Form 8-K and the documents filed as exhibits hereto completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in our company.

Item 8.01. Other Events.

Our Risk Factors and Business Section are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Korro for the years ended December 31, 2022 and 2021 is contained in Exhibit 99.4 attached hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of Legacy Korro for the nine months ended September 30, 2023 and 2022 and the related notes thereto are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

The audited financial statements of Legacy Korro for the years ended December 31, 2022 and 2021 and the related notes thereto are attached hereto as Exhibit 99.6 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma condensed combined financial information is filed hereto as Exhibit 99.7 is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company - reverse stock split, dated November 3, 2023

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company - name change, dated November 3, 2023

10.1*	Subscription Agreement, dated July 14, 2023, by and among Korro Bio Ops, Inc. and certain parties thereto.

10.2	Registration Rights Agreement, dated July 14, 2023, by and among Korro Bio Ops, Inc. and certain parties thereto.

10.3	Form of Lock-Up Agreement.

10.4	Contingent Value Rights Agreement dated November 3, 2023.

10.5#	Lease Agreement, by and between Korro Bio Ops, Inc. and ARE-MA Region No. 59, LLC, dated August 10, 2020, as amended on March 2, 2021 (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4/A deemed filed by the Registrant on September 28, 2023).

10.6	Form of Indemnification Agreement for Officers of Korro Bio, Inc.

10.7	Form of Indemnification Agreement for Directors of Korro Bio, Inc.

10.8+	Korro Bio, Inc. 2019 Stock Incentive Plan, and form of award agreements thereunder

10.9+	Korro Bio, Inc. 2023 Stock Option and Incentive Plan, and form of award agreements thereunder

10.10+	Korro Bio, Inc. 2023 Employee Stock Purchase Plan

10.11+	Korro Bio, Inc. Non-Employee Director Compensation Policy

10.12+	Korro Bio, Inc. Senior Executive Cash Incentive Bonus Plan

10.13	Warrant Agreement dated January 22, 2021

14.1	Code of Business Conduct and Ethics of Korro Bio, Inc.

16.1	Letter from RSM US LLP dated November 6, 2023

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Korro Bio, Inc.

99.1	Updated press release issued on November 3, 2023

99.2	Risk Factors of Korro Bio, Inc.

99.3	Business Section of Korro Bio, Inc.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations Korro Bio Ops, Inc. (formerly Korro Bio, Inc.) as of September 30, 2023 and for the nine month period ended September 30, 2023 and 2022, and for the years ended December 31, 2022 and 2021

99.5	Unaudited condensed consolidated financial statements of Korro Bio Ops, Inc. (formerly Korro Bio, Inc.) as of September 30, 2023 and for each of the nine months ended September 30, 2023 and 2022

99.6	Audited financial statements of Korro Bio Ops, Inc. (formerly Korro Bio, Inc.) for the years ended December 31, 2022 and 2021

99.7	Unaudited pro forma condensed combined financial information of Korro Bio, Inc. and Korro Bio Ops, Inc. (formerly Korro Bio, Inc.) as of September 30, 2023 and for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan.
#	Filed previously.
*

Certain of the provisions and terms of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10). The Registrant agrees to furnish on a supplemental basis an unredacted copy of this exhibit and its materiality and privacy or confidentiality analysis if requested by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: November 6, 2023	By:	/s/ Ram Aiyar
	Name:	Ram Aiyar
	Title:	President and Chief Executive Officer